Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-250209) pertaining to the 2014 Stock Plan as amended, the 2020 Equity Incentive Plan, and the 2020 Employee Stock Purchase Plan of Olema Pharmaceuticals, Inc. of our report dated March 17, 2021, with respect to the financial statements of Olema Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California
March 17, 2021